SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                              September 29, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                        180 South 300 West, Suite 400
                          Salt Lake City, Utah 84101
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

    NEVADA                       000-26731                87-0627910
(State or other          (Commission File Number)       (I.R.S. Employer
jurisdiction of                                         Identification No.)
incorporation)

ITEM 5:   OTHER EVENTS

     On September 29, 2000, Pacific WebWorks signed a letter of intent to acquire Logio, Inc., a Nevada corporation, as a wholly-owned subsidiary
through a stock-for-stock exchange.   The exchange contemplated in the letter
of intent is 2,700,000 of Pacific WebWorks' common stock for approximately 18,000,000 outstanding shares of Logio common stock, approximately 6.6 Logio common shares for each share of Pacific WebWorks common stock.

     The letter of intent provides for a 30 day formal due diligence period
for both parties prior to entering into a formal agreement.   The exchange
will be contingent upon approval by the shareholder's of Logio and registration of the exchange of shares with the Securities and Exchange Commission.

     Logio is headquartered in Salt Lake City, Utah and is a business
information service company.    Logio provides a unique directory on a private
label basis to Internet and Intranet clients. Its business service, logio.com, combines search capabilities with a targeted comprehensive directory of information tailored for day-to-day business needs on the Internet. Its directory structure and search engine organizes resources and information by job function rather than industry. Logio.com also provides users with one-source access to tools and services such as business news, weather, travel, stock tracking, e-mail and group calendaring that can be customized to individual needs. For more information, visit http://www.logio.com.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


              9/29/00
Date: _________________________         Pacific WebWorks, Inc.



                                         /s/ Christian Larsen
                                     By: _____________________________
                                          Christian Larsen, President,
                                          CEO and Director